American Century Investment Trust

AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 19th day of May, 2017, by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 28, 2014, and amended April 10, 2017 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a new series of shares named NT High Income Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Investment Trust                        Schedule A: Fee Schedules

Schedule A
Fee Schedules

Series	Fee Schedule by Class
	Investor	R5	A	C	I	R	R6	Y
Strategic Income Fund	0.74%	0.54%	0.74%	0.74%	0.64%	0.74%	0.49%	0.54%
Short Duration Strategic Income Fund	0.74%	0.54%	0.74%	0.74%	0.64%	0.74%	0.49%	0.54%

Series	Fee Schedule by Class
	Investor	Institutional	R6
NT High Income Fund	0.85%	0.65%	0.60%

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